Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE

QCR Holdings, Inc. Announces Net Income of $36.3 million

for the Second Quarter of 2026

Second Quarter 2026 Highlights

●	Net income of $36.3 million, or $2.19 diluted earnings per share (“EPS”), representing a 28% year-over-year increase in diluted EPS
●	Strong return on average assets of 1.51%
●	Significant capital markets revenue from low-income housing tax credit (“LIHTC”) production increased 69% year-over-year to $16.7 million
●	Wealth Management assets under management increased 9% and revenue increased 7% on a linked-quarter basis
●	Enhanced operating leverage, reflected in a 310-basis point improvement in the efficiency ratio[1] to 54.6%
●	Robust gross loan growth of 12% annualized, excluding securitization, loan sale, and m2 Equipment Finance (“m2”) portfolio runoff
●	Successful execution of $443.6 million in LIHTC loan offtake transactions
●	Asset quality improved with criticized loans to total loans at the lowest level since the fourth quarter of 2019
●	Tangible book value (“TBV”) per share[1] growth of $2.17, or 15% annualized on a linked-quarter basis
●	Opportunistic share repurchases of 149,639 shares at an average price of $90.01 per share

Moline, IL, July 22, 2026 – QCR Holdings, Inc. (NASDAQ: QCRH) (the “Company”) today announced quarterly net income of $36.3 million and diluted EPS of $2.19 for the second quarter of 2026, compared to net income of $33.4 million and diluted EPS of $1.99 for the first quarter of 2026, and $29.0 million and $1.71 for the second quarter of 2025.

	For the Quarter Ended
	June 30,	March 31,	June 30,
$ in millions (except per share data)	2026	2026	2025
Net Income	$36.3	$33.4	$29.0
Diluted EPS	$2.19	$1.99	$1.71
Adjusted Net Income[1]	$36.3	$33.4	$29.4
Adjusted Diluted EPS[1]	$2.19	$1.99	$1.73

“We delivered strong net income and record GAAP EPS for the second quarter, demonstrating the ongoing momentum across our franchise. Adjusted EPS1 also remained near record levels, exceeded only by the fourth quarter of 2025. These results were supported by substantial loan production, a rebound in capital markets revenue, higher net interest income despite significant LIHTC loan sales, and strong contributions from our wealth management business. Noninterest expenses also outperformed our guidance. Together, these results produced meaningful operating leverage and demonstrated the strength of our diversified business model,” said Todd Gipple, President and Chief Executive Officer.

“We also made important progress on several strategic priorities during the quarter, improving asset quality to the strongest levels in nearly seven years, completing our second core conversion, executing LIHTC offtake transactions that advanced our asset and capital-light strategy, and returning $13.5 million to shareholders through opportunistic share repurchases,” said Mr. Gipple.

Robust Loan Growth

In the second quarter of 2026, total loans grew $216.9 million, or 12% annualized, excluding LIHTC loan offtake transactions and the planned runoff of the m2 portfolio. The Company executed $443.6 million of LIHTC loan offtake transactions during the quarter, consisting of a Freddie Mac permanent loan securitization and a construction loan portfolio sale.

“We delivered strong loan growth fueled by solid production across both our LIHTC and traditional lending businesses, in line with our guidance. Our 7% annualized traditional loan growth, excluding the planned m2 portfolio runoff, reflects robust local client demand and continued strength across our markets,” said Mr. Gipple.

“With very strong pipelines and a healthy outlook for future originations, we expect increased lending activity to fully offset the near-term impact of LIHTC offtake transactions on net interest income. Over time, these transactions will allow us to expand our capital markets revenue opportunities. Accordingly, we are reaffirming our gross loan growth guidance of 10% to 15% annualized for the final two quarters of 2026,” said Mr. Gipple.

Significant Capital Markets and Wealth Management Revenue Growth

Noninterest income for the second quarter of 2026 was $29.4 million, up from $23.0 million in the first quarter of 2026. The Company generated $16.7 million of capital markets revenue from LIHTC loan production in the second quarter of 2026, representing a linked-quarter increase of 56% and a year-over-year increase of 69%. Capital markets revenue growth was partially offset by a $1.3 million loss from the Freddie Mac LIHTC securitization. Wealth management revenue totaled $5.8 million for the quarter, representing a 7% increase from the first quarter of 2026, reflecting strong market performance and continued new relationship and AUM growth.

“Our wealth management business continues to perform at a high level, delivering 7% revenue growth and 9% AUM growth during the quarter. We believe our investments in this business position us well to sustain this momentum and capture additional growth opportunities,” said Mr. Gipple.

“As expected, capital markets revenue increased sharply from a seasonally slower first quarter, supported by growth in our LIHTC lending platform. These results reflect the continued robust demand for affordable housing and the strength of our experienced team. We continue to create new relationships with some of the best LIHTC developers in the country while expanding our relationships with existing clients. We remain particularly excited about the momentum in our LIHTC business, as the outlook in this segment remains very strong, supported by an outstanding pipeline and favorable affordable housing fundamentals. As a result, we are reaffirming our guidance of $60 million to $70 million of capital markets revenue over the next four quarters,” said Mr. Gipple.

“As noted in prior quarters, Freddie Mac has significantly increased the complexity of its M-Series securitization program since our earlier transactions. While the underlying securities priced better than expected, higher transaction costs under the revised program drove the loss on this securitization. We are pursuing alternative loan sale structures for our permanent LIHTC loans that we believe will be less complex, faster to execute, and more economically attractive. These structures are also expected to allow for a complete sale of the underlying loans without retaining the first-loss B-Tranche, removing the loans from risk-based assets and more effectively freeing regulatory capital. We are targeting early 2027 for our first transaction under this revised structure,” said Mr. Gipple.

Strong Earning Asset Growth Offsets Impact of LIHTC Loan Sales

Net interest income for the second quarter of 2026 was $67.9 million, an increase of $0.5 million, or 3% annualized, from the first quarter of 2026. Average earning assets increased $46.3 million during the quarter, more than offsetting the impact of LIHTC offtake transactions and driving higher interest income.

Net interest margin (“NIM”) was 3.10% and NIM on a tax-equivalent yield (“TEY”) basis1 was 3.55% for the second quarter, as compared to 3.13% and 3.58%, respectively for the prior quarter. Continued progress in lowering interest-bearing and time deposit costs, along with the accretive impact of the LIHTC offtake transactions, was more than offset by a shift toward higher-cost wholesale funding and lower loan yields. The majority of the reduction in loan yields was driven by lower nonaccrual interest recoveries and reduced loan discount accretion.

“Our NIM TEY1 declined 3 basis points from the first quarter of 2026 and came in below our guidance range,” said Nick Anderson, Chief Financial Officer. “After early quarter pressure, NIM improved and stabilized in May and June, with June exceeding the quarterly average by 1 basis point. We continued to maintain deposit pricing discipline in a competitive environment, driving a further decline in our cost of deposits during the quarter. While lower loan discount accretion and nonaccrual interest recoveries pressured our loan yield, significant earning asset growth helped support net interest income as we executed on our LIHTC offtake transactions.”

“We are encouraged by the strength of our lending pipeline and consistent loan demand, which continue to support profitable growth opportunities across our footprint. Combined with our disciplined approach to deposit costs, this positive momentum supports our guidance for a relatively static third quarter NIM TEY1, assuming no Federal Reserve rate changes,” said Mr. Anderson.

Core Deposits Normalize Following Exceptional First Quarter

Total core deposit activity in the second quarter of 2026 normalized from the exceptional first quarter performance, decreasing $323.8 million. The decline primarily reflected the Company’s intentional reduction of higher-cost correspondent and public fund balances, supported by liquidity generated from LIHTC offtake transactions and a steady increase in noninterest bearing deposits. Year-to-date, core deposits have increased $85 million, or 2% annualized.

The Company’s total deposits at the end of the second quarter were $7.4 billion, a decrease of 4.5% from the first quarter and includes a further reduction in non-core brokered deposits to just 2% of total deposits. “We remain focused on growing core deposits, optimizing our funding mix, and maintaining disciplined deposit pricing in a competitive environment. We also delivered our third consecutive quarter of noninterest bearing deposit growth, reflecting continued progress on a key strategic priority for our Company,” said Mr. Anderson.

Efficient Expense Structure Drives Operating Leverage

Noninterest expense for the second quarter of 2026 totaled $53.2 million, compared to $52.1 million for the first quarter of 2026. The $1.0 million linked-quarter increase primarily reflected higher salary and benefits associated with increased capital markets activity, as well as higher professional and data processing expense, related to the core conversion completed during the quarter. The increase in salary and benefits expense was partially offset by an $825 thousand linked-quarter decline in stock-based compensation expense, as most of this expense is recognized in the first quarter, and by higher deferred loan origination costs associated with strong loan growth.

“Stronger capital markets production drove higher variable compensation with digital transformation costs also contributing to the linked-quarter increase in noninterest expense. Even with these increases, expenses remained below our guided range, reflecting disciplined expense management and improving operating leverage,” said Mr. Anderson.

For the third quarter of 2026, the Company is lowering its noninterest expense guidance to be in the range of $54 million to $57 million, assuming capital markets revenue and loan growth are within the guidance ranges and includes the Company’s continued investments in digital transformation initiatives. “This outlook reflects our approach to expense management under our 9/6/5 strategic model, which is designed to keep annual noninterest expense growth below 5%, driving operating leverage, improving efficiency, and enhancing profitability,” added Mr. Anderson.

Continued Strong Asset Quality

Nonperforming assets (“NPAs”) totaled $39.5 million at the end of the second quarter of 2026, a decrease of $3.4 million from the prior quarter, which resulted in the NPA to total assets ratio improving by 4 basis points to 0.41%. The ratio of criticized loans to total loans and leases also improved to 1.91%, the lowest level since the fourth quarter of 2019.

The Company recorded a total provision for credit losses of $4.7 million during the second quarter, compared to $2.5 million in the first quarter, reflecting loan growth in the current quarter and the prior quarter’s benefit from a reversal of credit loss expense related to loans transferred to held for sale. Net charge-offs were $3.3 million during the second quarter of 2026, a decline of $0.6 million from the prior quarter, as the Company continues to benefit from the positive trends in charge-off activity from the winddown of the m2 portfolio. The allowance for credit losses to total loans held for investment declined by 2 basis points from the prior quarter, to 1.24%.

Earnings Growth Drives TBV Per Share1 Expansion

The Company’s TBV per share¹ increased by $2.17, or 15% annualized, during the second quarter of 2026. This growth was driven by strong earnings during the quarter partially offset by share repurchases.

As of June 30, 2026, the tangible common equity to tangible assets ratio¹ increased 40 basis points to 10.71%, the common equity tier 1 ratio increased 14 basis points to 10.68%, and the total risk-based capital ratio increased 13 basis points to 14.13%. These quarterly changes reflect the combined impact of strong earnings, loan sales, and share repurchases during the quarter. By comparison, these ratios were 10.31%, 10.54%, and 14.00%, respectively, as of March 31, 2026.

Continued Opportunistic Share Repurchases

The Company continued share repurchases during the second quarter consistent with capital allocation priorities, returning approximately $13.5 million of capital to shareholders at an attractive multiple relative to tangible book value¹. Since the Company began repurchasing shares in 2025, it has purchased over 675 thousand shares, approximately 4% of total shares outstanding, returning $55.9 million of capital to shareholders. The share repurchase program authorized in October 2025 enhances the Company’s capital allocation flexibility and allows for organic growth, shareholder returns, and capital strength while reinforcing confidence in the Company’s long-term outlook.

Conference Call Details

The Company will host an earnings call/webcast tomorrow, July 23, 2026, at 10:00 a.m. Central Time. Dial-in information for the call is toll-free: 888-346-9286 (international 412-317-5253). Participants should request to join the QCR Holdings, Inc. call. The event will be available for replay through July 30, 2026. The replay access information is 855-669-9658 (international 412-317-0088); access code 5347347. A webcast of the teleconference can be accessed on the Company’s News and Events page at www.qcrh.com. An archived version of the webcast will be available at the same location shortly after the live event has ended.

About Us

QCR Holdings, Inc., headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company serving the Quad Cities, Cedar Rapids, Cedar Valley, Des Moines/Ankeny and Springfield communities through its wholly owned subsidiary banks. The banks provide full-service commercial and consumer banking and trust and wealth management services. Quad City Bank & Trust Company, based in Bettendorf, Iowa, commenced operations in 1994, Cedar Rapids Bank & Trust Company, based in Cedar Rapids, Iowa, commenced operations in 2001, Community State Bank, based in Ankeny, Iowa, was acquired by the Company in 2016, and Guaranty Bank, based in Springfield, Missouri, was acquired by the Company in 2018. Additionally, the Company serves the Waterloo/Cedar Falls, Iowa community through Community Bank & Trust, a division of Cedar Rapids Bank & Trust Company. The Company has 35 locations in Iowa, Missouri, and Illinois. As of June 30, 2026, the Company had $9.5 billion in assets, $7.0 billion in loans and $7.4 billion in deposits. For additional information, please visit the Company’s website at www.qcrh.com.

Endnotes

1Adjusted non-GAAP measurements of financial performance exclude non-core and/or nonrecurring income and expense items that management believes are not reflective of the anticipated future operation of the Company’s business. The Company believes these adjusted measurements provide a better comparison for analysis and may provide a better indicator of future performance. See GAAP to non-GAAP reconciliations.

Special Note Concerning Forward-Looking Statements. This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “bode”, “predict,” “suggest,” “project”, “appear,” “plan,” “intend,” “estimate,” ”annualize,” “may,” “will,” “would,” “could,” “should,” “likely,” “might,” “potential,” “continue,” “annualized,” “target,” “outlook,” as well as the negative forms of those words, or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

Forward-looking statements are not historical facts but instead represent management’s current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially, from those currently expected or projected in these forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated or implied by forward-looking statements. A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, but are not limited to: (i) the strength of the local, state, national and international economies and financial markets, including effects of inflationary pressures, the threat or implementation of tariffs, immigration enforcement and changes in foreign policy; (ii) effects on the U.S. economy resulting from actions taken by federal and local governments, including changes in local, state and federal laws and regulations, the threat or implementation of tariffs, immigration enforcement and changes in foreign policy; (iii) the economic impact of any future terrorist threats and attacks, widespread disease or pandemics, military conflicts, acts of war or threats thereof (including the Russian invasion of Ukraine ongoing conflicts in the Middle East, and other adverse external events that can increase levels of political and economic unpredictability, contribute to rising energy and commodity prices, affect global supply chains, increase the volatility of financial markets, and other matters beyond our control, and the response of the local, state and national governments to any such adverse external events; (iv) new or revised accounting policies and practices, as may be adopted by state and federal regulatory agencies, the FASB, the Securities and Exchange Commission (the “SEC”) or the PCAOB; (v) the imposition of tariffs or other governmental policies impacting the value of products produced by the Company’s commercial borrowers; (vi) increased competition in the financial services sector, including from non-bank competitors such as credit unions, private credit firms, fintech companies, and digital asset service providers and the inability to attract new customers; (vii) rapid technological changes implemented by us and our third-party vendors, including the development and implementation of tools incorporating artificial intelligence; (viii) unexpected results of acquisitions, including failure to realize the anticipated benefits of the acquisitions and the possibility that transaction and integration costs may be greater than anticipated; (ix) the loss of key executives and employees, talent shortages and employee turnover; (x) changes in consumer spending; (xi) unexpected outcomes and costs of existing or new litigation or other legal proceedings and regulatory actions involving the Company; (xii) the economic impact on the Company and its customers of climate change, natural disasters and exceptional weather occurrences such as tornadoes, floods and blizzards; (xiii) fluctuations in the value of securities held in our securities portfolio, including as a result of changes in interest rates; (xiv) credit risk and risks from concentrations (by type of borrower, geographic area, collateral and industry) within our loan portfolio and large loans to certain borrowers (including CRE loans); (xv) the overall health of the local and national real estate market; (xvi) the ability to maintain an adequate level of allowance for credit losses on loans; (xvii) the concentration of large deposits from certain clients who have balances above current FDIC insurance limits and who may withdraw deposits to diversify their exposure; (xviii) the ability to successfully manage liquidity risk, which may increase dependence on non-core funding sources such as brokered deposits, and may negatively impact the Company’s cost of funds; (xix) the level of non-performing assets on our balance sheet; (xx) interruptions involving our information technology and communications systems or third-party servicers; (xxi) the occurrence of fraudulent activity, breaches or failures of the Company’s or our third-party vendors’ information security controls or cybersecurity-related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools or as a result of insider fraud; (xxii) emerging issues related to the development and use of artificial intelligence that could give rise to legal or regulatory action, damage our reputation or otherwise materially harm our business or customers; (xxiii) changes in the interest rates and repayment rates of the Company’s assets; (xxiv) the effectiveness of the Company’s risk management framework; and (xxv) the ability of the Company to manage the risks associated with the foregoing. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the SEC.

Contact:

Doug Neumann

VP, Investor Relations

(309) 743-7753

dneumann@qcrh.com

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025

	(dollars in thousands)
CONDENSED BALANCE SHEET
Cash and due from banks	$111,342	$80,038	$76,494	$77,581	$104,769
Federal funds sold and interest-bearing deposits	80,408	39,290	76,399	84,738	90,120
Securities, net of allowance for credit losses	1,401,408	1,324,750	1,312,310	1,308,689	1,263,452
Loans receivable held for sale (1)	3,731	524,931	1,429	1,457	1,162
Loans/leases receivable held for investment	7,029,199	6,760,569	7,165,526	7,177,464	6,923,762
Allowance for credit losses	(87,185)	(85,459)	(90,127)	(88,770)	(88,732)
Intangibles	7,068	7,574	8,080	9,077	9,738
Goodwill	138,595	138,595	138,595	138,595	138,595
Derivatives	211,178	209,836	188,409	202,703	178,002
Other assets	624,899	613,571	621,079	576,401	558,899
Total assets	$9,520,643	$9,613,695	$9,498,194	$9,487,935	$9,179,767

Total deposits	$7,417,334	$7,770,850	$7,414,198	$7,380,068	$7,318,353
Total borrowings	660,315	418,257	638,541	706,827	509,359
Derivatives	131,921	149,836	137,051	150,375	146,941
Other liabilities	161,316	152,288	196,093	163,750	154,560
Total stockholders’ equity	1,149,757	1,122,464	1,112,311	1,086,915	1,050,554
Total liabilities and stockholders’ equity	$9,520,643	$9,613,695	$9,498,194	$9,487,935	$9,179,767

ANALYSIS OF LOAN PORTFOLIO
Loan/lease mix: (2)
Commercial and industrial - revolving	$407,419	$376,284	$384,656	$386,674	$380,029
Commercial and industrial - other	1,080,335	1,059,148	1,094,064	1,107,896	1,180,859
Commercial and industrial - other - LIHTC	129,578	237,125	224,802	222,772	194,830
Total commercial and industrial	1,617,332	1,672,557	1,703,522	1,717,342	1,755,718
Commercial real estate, owner occupied	589,928	588,098	577,352	586,578	593,675
Commercial real estate, non-owner occupied	966,873	1,000,673	1,036,655	1,053,732	1,036,049
Construction and land development	630,909	608,039	566,891	515,787	454,022
Construction and land development - LIHTC	574,644	693,591	741,531	1,028,978	1,075,000
Multi-family	359,993	355,349	340,080	316,353	301,432
Multi-family - LIHTC	1,511,247	1,582,573	1,429,251	1,187,243	950,331
Direct financing leases	6,382	7,947	9,533	11,090	12,880
1-4 family real estate	613,664	618,973	603,683	599,838	592,253
Consumer	161,958	157,700	158,457	161,980	153,564
Total loans/leases	$7,032,930	$7,285,500	$7,166,955	$7,178,921	$6,924,924
Less allowance for credit losses	87,185	85,459	90,127	88,770	88,732
Net loans/leases	$6,945,745	$7,200,041	$7,076,828	$7,090,151	$6,836,192

ANALYSIS OF SECURITIES PORTFOLIO
Securities mix:
U.S. government sponsored agency securities	$13,928	$15,059	$16,024	$14,208	$14,267
Municipal securities	1,126,055	1,081,102	1,081,274	1,085,669	1,033,642
Residential mortgage-backed and related securities	88,515	86,222	68,855	57,108	58,864
Asset backed securities	3,769	4,076	4,439	4,918	6,684
Other securities	53,456	55,845	58,143	63,824	67,358
Trading securities (3)	115,967	82,728	83,857	83,225	82,900
Total securities	$1,401,690	$1,325,032	$1,312,592	$1,308,952	$1,263,715
Less allowance for credit losses	282	282	282	263	263
Net securities	$1,401,408	$1,324,750	$1,312,310	$1,308,689	$1,263,452

ANALYSIS OF DEPOSITS
Deposit mix:
Noninterest-bearing demand deposits	$1,022,346	$982,696	$945,513	$931,774	$952,032
Interest-bearing demand deposits	5,399,818	5,634,742	5,196,438	5,176,364	5,087,783
Time deposits	840,346	968,914	1,035,317	1,004,980	974,341
Brokered deposits	154,824	184,498	236,930	266,950	304,197
Total deposits	$7,417,334	$7,770,850	$7,414,198	$7,380,068	$7,318,353

ANALYSIS OF BORROWINGS
Borrowings mix:
Term FHLB advances	$10,609	$10,609	$10,383	$145,383	$145,383
Overnight FHLB advances	258,000	15,000	235,000	145,000	80,000
Other borrowings	99,430	107,457	107,395	130,609	—
Other short-term borrowings	8,907	1,950	2,650	2,850	1,350
Subordinated notes	234,312	234,217	234,122	234,027	233,701
Junior subordinated debentures	49,057	49,024	48,991	48,958	48,925
Total borrowings	$660,315	$418,257	$638,541	$706,827	$509,359

(1)	There were no loans identified for LIHTC securitization or LIHTC loan sales as of June 30, 2026, $522.9 million identified and included in LHFS at March 31, 2026, and none as of December 31, 2025, September 30, 2025, or June 30, 2025.
(2)	Loan categories with significant LIHTC loan balances have been broken out separately. Total LIHTC balances within the loan/lease portfolio were $2.3 billion at June 30, 2026.
(3)	Trading securities consisted of retained beneficial interests acquired in conjunction with Freddie Mac securitizations completed by the Company.

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025

	(dollars in thousands, except per share data)
INCOME STATEMENT
Interest income	$121,027	$120,091	$127,491	$125,015	$120,247
Interest expense	53,111	52,653	59,137	60,216	58,165
Net interest income	67,916	67,438	68,354	64,799	62,082
Provision for credit losses	4,708	2,454	5,499	4,305	4,043
Net interest income after provision for credit losses	$63,208	$64,984	$62,855	$60,494	$58,039

Trust fees (1)	$4,281	$3,894	$3,749	$3,544	$3,395
Investment advisory and management fees (1)	1,551	1,539	1,504	1,488	1,254
Deposit service fees	2,115	1,973	2,092	2,231	2,187
Gains on sales of residential real estate loans, net	507	614	666	529	556
Capital markets revenue	15,392	10,701	24,481	23,832	9,869
Earnings on bank-owned life insurance	1,025	931	888	952	998
Debit card fees	1,752	1,659	1,640	1,648	1,648
Correspondent banking fees	747	693	699	664	699
Loan related fee income	1,066	950	930	846	1,096
Fair value gain (loss) on derivatives and trading securities	802	(869)	800	324	230
Other	189	867	1,216	593	183
Total noninterest income	$29,427	$22,952	$38,665	$36,651	$22,115

Salaries and employee benefits	$32,120	$31,389	$36,898	$34,338	$28,474
Occupancy and equipment expense	7,342	7,479	7,364	7,363	6,837
Professional and data processing fees	5,597	5,162	7,303	6,741	6,089
FDIC insurance, other insurance and regulatory fees	1,973	2,072	2,232	2,035	1,960
Loan/lease expense	291	106	378	345	407
Net cost of (income from) and gains/losses on operations of other real estate	(11)	16	36	3	50
Advertising and marketing	1,822	1,775	2,346	1,830	1,746
Communication and data connectivity	243	202	184	40	274
Supplies	265	233	238	259	252
Bank service charges	711	664	706	678	720
Losses on debt extinguishment, net	—	—	1,963	—	—
Correspondent banking expense	335	333	329	338	314
Intangibles amortization	506	506	997	662	661
Payment card processing	496	508	577	569	547
Trust expense	455	474	436	412	413
Other	1,012	1,206	865	974	839
Total noninterest expense	$53,157	$52,125	$62,852	$56,587	$49,583

Net income before income taxes	$39,478	$35,811	$38,668	$40,558	$30,571
Federal and state income tax expense	3,227	2,428	3,004	3,844	1,552
Net income	$36,251	$33,383	$35,664	$36,714	$29,019

Basic EPS	$2.20	$2.00	$2.13	$2.17	$1.71
Diluted EPS	$2.19	$1.99	$2.12	$2.16	$1.71

Weighted average common shares outstanding	16,489,987	16,651,808	16,756,717	16,919,785	16,928,542
Weighted average common and common equivalent shares outstanding	16,569,815	16,741,541	16,858,672	17,015,730	17,006,282

(1)	Trust fees and investment advisory and management fees when combined are referred to as wealth management revenue.

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	For the Six Months Ended
	June 30,	June 30,
	2026	2025

	(dollars in thousands, except per share data)
INCOME STATEMENT
Interest income	$241,118	$236,920
Interest expense	105,764	114,852
Net interest income	135,354	122,068
Provision for credit losses	7,162	8,277
Net interest income after provision for credit losses	$128,192	$113,791

Trust fees (1)	$8,175	$7,081
Investment advisory and management fees (1)	3,090	2,508
Deposit service fees	4,088	4,370
Gains on sales of residential real estate loans, net	1,121	853
Capital markets revenue	26,093	16,385
Earnings on bank-owned life insurance	1,956	1,522
Debit card fees	3,411	3,136
Correspondent banking fees	1,440	1,313
Loan related fee income	2,016	1,994
Fair value loss on derivatives and trading securities	(67)	(777)
Other	1,056	622
Total noninterest income	$52,379	$39,007

Salaries and employee benefits	$63,509	$55,838
Occupancy and equipment expense	14,821	13,292
Professional and data processing fees	10,759	11,233
FDIC insurance, other insurance and regulatory fees	4,045	3,930
Loan/lease expense	397	788
Net cost of and gains/losses on operations of other real estate	5	41
Advertising and marketing	3,597	3,359
Communication and data connectivity	445	564
Supplies	498	459
Bank service charges	1,375	1,316
Correspondent banking expense	668	643
Intangibles amortization	1,012	1,322
Payment card processing	1,004	1,141
Trust expense	929	770
Other	2,218	1,426
Total noninterest expense	$105,282	$96,122

Net income before income taxes	$75,289	$56,676
Federal and state income tax expense	5,655	1,860
Net income	$69,634	$54,816

Basic EPS	$4.20	$3.24
Diluted EPS	$4.18	$3.22

Weighted average common shares outstanding	16,570,898	16,914,663
Weighted average common and common equivalent shares outstanding	16,655,678	17,010,136

(1)	Trust fees and investment advisory and management fees when combined are referred to as wealth management revenue.

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of and for the Quarter Ended					For the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2026	2026	2025	2025	2025	2026	2025

	(dollars in thousands, except per share data)

COMMON SHARE DATA
Common shares outstanding	16,367,268	16,496,102	16,690,603	16,838,866	16,934,698
Book value per common share (1)	$70.25	$68.04	$66.64	$64.55	$62.04
Tangible book value per common share (Non-GAAP) (2)	$61.35	$59.18	$57.86	$55.78	$53.28
Closing stock price	$97.35	$85.45	$83.30	$75.64	$67.90
Market capitalization	$1,593,354	$1,409,592	$1,390,327	$1,273,692	$1,149,866
Market price / book value	138.58%	125.58%	124.99%	117.18%	109.45%
Market price / tangible book value	158.68%	144.38%	143.98%	135.61%	127.45%
Earnings per common share (basic) LTM (3)	$8.50	$8.01	$7.54	$7.21	$6.69
Price earnings ratio LTM (3)	11.45x	10.67 x	11.05 x	10.49 x	10.15 x
TCE / TA (Non-GAAP) (4)	10.71%	10.31%	10.33%	10.06%	9.99%

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
Beginning balance	$1,122,464	$1,112,311	$1,086,915	$1,050,554	$1,022,747
Net income	36,251	33,383	35,664	36,714	29,019
Other comprehensive income (loss), net of tax	4,354	(1,879)	1,981	8,342	(1,671)
Common stock cash dividends declared	(1,652)	(1,674)	(1,011)	(1,017)	(1,016)
Repurchase and cancellation of shares of common stock as a result of a share repurchase program	(13,469)	(20,842)	(12,635)	(8,993)	—
Other (5)	1,809	1,165	1,397	1,315	1,475
Ending balance	$1,149,757	$1,122,464	$1,112,311	$1,086,915	$1,050,554

REGULATORY CAPITAL RATIOS (6):
Total risk-based capital ratio	14.13%	14.00%	14.19%	14.03%	14.26%
Tier 1 risk-based capital ratio	11.18%	11.05%	11.02%	10.85%	10.96%
Tier 1 leverage capital ratio	11.65%	11.44%	11.07%	11.29%	11.22%
Common equity tier 1 ratio	10.68%	10.54%	10.52%	10.34%	10.43%

KEY PERFORMANCE RATIOS AND OTHER METRICS
Return on average assets (annualized)	1.51%	1.40%	1.46%	1.57%	1.27%	1.46%	1.21%
Return on average total equity (annualized)	12.64%	11.75%	12.78%	13.65%	11.15%	12.20%	10.65%
Net interest margin	3.10%	3.13%	3.06%	3.00%	2.97%	3.12%	2.95%
Net interest margin TEY (Non-GAAP)(7)	3.55%	3.58%	3.57%	3.51%	3.46%	3.56%	3.45%
Efficiency ratio (Non-GAAP) (8)	54.61%	57.67%	58.73%	55.78%	58.89%	56.08%	59.68%
Gross loans/leases held for investment / total assets	73.83%	70.32%	75.44%	75.65%	75.42%	73.83%	74.91%
Gross loans/leases held for investment / total deposits	94.77%	87.00%	96.65%	97.25%	94.61%	94.77%	94.61%
Effective tax rate	8.17%	6.78%	7.77%	9.48%	5.08%	7.51%	3.28%
Full-time equivalent employees	1,001	997	1,004	994	1,001	1,001	1,001

AVERAGE BALANCES
Assets	$9,581,171	$9,550,010	$9,758,848	$9,354,411	$9,155,473	9,565,677	$9,085,843
Loans/leases	7,182,293	7,183,312	7,292,592	7,048,314	6,881,731	7,182,800	6,836,274
Deposits	7,613,397	7,650,696	7,620,212	7,383,373	7,218,540	7,631,944	7,182,612
Total stockholders’ equity	1,147,382	1,136,307	1,116,342	1,075,715	1,041,428	1,141,875	1,029,524

(1)	Includes accumulated other comprehensive income (loss).
(2)	Includes accumulated other comprehensive income (loss) and excludes intangible assets. See GAAP to Non-GAAP reconciliations.
(3)	LTM: Last twelve months.
(4)	TCE / TCA: tangible common equity / total tangible assets. See GAAP to non-GAAP reconciliations.
(5)	Includes mostly common stock issued for options exercised and the employee stock purchase plan, as well as stock-based compensation.
(6)	Ratios for the current quarter are subject to change upon final calculation for regulatory filings due after earnings release.
(7)	TEY: Tax equivalent yield. See GAAP to Non-GAAP reconciliations.
(8)	See GAAP to Non-GAAP reconciliations.

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

ANALYSIS OF NET INTEREST INCOME AND MARGIN

	For the Quarter Ended
	June 30, 2026			March 31, 2026			June 30, 2025
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)
Fed funds sold	$5,264	$52	3.91%	$8,003	$73	3.64%	$14,285	$159	4.40%
Interest-bearing deposits at financial institutions	150,092	1,353	3.62%	167,670	1,488	3.60%	151,898	1,634	4.31%
Investment securities - taxable	426,526	4,755	4.47%	410,342	4,962	4.84%	401,657	4,805	4.79%
Investment securities - nontaxable (1)	989,220	15,537	6.29%	943,300	14,049	5.97%	893,753	12,872	5.76%
Restricted investment securities	30,028	519	6.84%	24,525	385	6.28%	34,037	622	7.23%
Loans (1)	7,182,293	108,623	6.07%	7,183,312	108,881	6.15%	6,881,731	110,245	6.43%
Total earning assets (1)	$8,783,423	$130,839	5.97%	$8,737,152	$129,838	6.02%	$8,377,361	$130,337	6.24%

Interest-bearing deposits	$5,519,231	$36,251	2.63%	$5,451,672	$35,493	2.64%	$5,080,367	$38,604	3.05%
Time deposits	1,080,345	9,543	3.54%	1,208,298	11,061	3.71%	1,193,035	12,409	4.17%
Short-term borrowings	3,138	30	3.82%	3,244	27	3.36%	1,420	15	4.23%
Federal Home Loan Bank advances	153,279	1,384	3.57%	41,827	297	2.84%	250,603	2,853	4.50%
Other borrowings	107,389	1,265	4.71%	107,416	1,167	4.35%	—	—	N/A
Subordinated notes	234,250	3,923	6.70%	234,155	3,920	6.70%	233,631	3,599	6.16%
Junior subordinated debentures	49,035	716	5.78%	49,002	687	5.61%	48,904	685	5.54%
Total interest-bearing liabilities	$7,146,667	$53,112	2.98%	$7,095,614	$52,652	3.00%	$6,807,960	$58,165	3.42%

Net interest income (1)		$77,727			$77,186			$72,172
Net interest margin			3.10%			3.13%			2.97%
Net interest margin TEY (Non-GAAP) (1) (2)			3.55%			3.58%			3.46%
Cost of funds (3)			2.61%			2.64%			3.01%

	For the Six Months Ended
	June 30, 2026			June 30, 2025
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)

Fed funds sold	$6,626	$125	3.74%	$11,662	$258	4.40%
Interest-bearing deposits at financial institutions	158,832	2,841	3.61%	159,356	3,438	4.35%
Investment securities - taxable	418,479	9,717	4.65%	401,220	9,393	4.69%
Investment securities - nontaxable (1)	966,387	29,586	6.13%	868,754	24,594	5.67%
Restricted investment securities	27,292	904	6.59%	32,309	1,156	7.12%
Loans (1)	7,182,800	217,504	6.11%	6,836,274	217,684	6.42%
Total earning assets (1)	$8,760,416	$260,677	5.99%	$8,309,575	$256,523	6.22%

Interest-bearing deposits	$5,485,639	$71,745	2.64%	$5,041,914	$76,302	3.05%
Time deposits	1,143,968	20,604	3.63%	1,198,782	25,098	4.22%
Short-term borrowings	3,191	58	3.57%	1,629	33	4.05%
Federal Home Loan Bank advances	97,861	1,680	3.42%	214,444	4,849	4.50%
Other borrowings	107,402	2,431	4.53%	—	—	N/A
Subordinated notes	234,202	7,843	6.70%	233,579	7,201	6.17%
Junior subordinated debentures	49,019	1,403	5.69%	48,888	1,369	5.57%
Total interest-bearing liabilities	$7,121,282	$105,764	2.99%	$6,739,236	$114,852	3.43%

Net interest income (1)		$154,913			$141,671
Net interest margin			3.12%			2.95%
Net interest margin TEY (Non-GAAP) (1) (2)			3.56%			3.45%
Cost of funds (3)			2.62%			3.01%

(1)	Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% effective federal tax rate.
(2)	TEY: Tax equivalent yield. See GAAP to Non-GAAP reconciliations.
(3)	Cost of funds includes the effect of noninterest-bearing deposits.

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025

	(dollars in thousands)

ROLLFORWARD OF ALLOWANCE FOR CREDIT LOSSES ON LOANS/LEASES
Beginning balance	$85,459	$90,127	$88,770	$88,732	$90,354
Change in ACL for transfer of loans to LHFS	374	(3,450)	—	—	—
Provision for credit losses	4,652	2,688	5,562	4,225	4,667
Loans/leases charged off	(3,573)	(4,447)	(4,469)	(4,746)	(6,490)
Recoveries on loans/leases previously charged off	273	541	264	559	201
Ending balance	$87,185	$85,459	$90,127	$88,770	$88,732

NONPERFORMING ASSETS
Nonaccrual loans/leases	$39,139	$41,823	$42,212	$42,167	$42,482
Accruing loans/leases past due 90 days or more	1	35	85	43	7
Total nonperforming loans/leases	39,140	41,858	42,297	42,210	42,489
Other real estate owned	350	540	540	—	62
Other repossessed assets	20	500	500	510	113
Total nonperforming assets	$39,510	$42,898	$43,337	$42,720	$42,664

ASSET QUALITY RATIOS
Nonperforming assets / total assets	0.41%	0.45%	0.45%	0.45%	0.46%
ACL for loans and leases / total loans/leases held for investment	1.24%	1.26%	1.26%	1.24%	1.28%
ACL for loans and leases / nonperforming loans/leases	222.75%	204.16%	213.08%	210.31%	208.84%
Net charge-offs as a % of average loans/leases	0.05%	0.05%	0.06%	0.06%	0.09%

INTERNALLY ASSIGNED RISK RATING (1)
Special mention	$69,706	$82,819	$74,765	$76,750	$68,621
Substandard (2)	64,519	63,491	64,142	67,319	81,040
Doubtful (2)	—	—	—	—	—
Total Criticized loans (3)	$134,225	$146,310	$138,907	$144,069	$149,661

Classified loans as a % of total loans/leases (2)	0.92%	0.87%	0.89%	0.94%	1.17%
Total Criticized loans as a % of total loans/leases (3)	1.91%	2.01%	1.94%	2.01%	2.16%

(1)	Amounts exclude the government guaranteed portion, if any. The Company assigns internal risk ratings of Pass for the government guaranteed portion.
(2)	Classified loans are defined as loans with internally assigned risk ratings of 10 or 11, regardless of performance, and include loans identified as Substandard or Doubtful.
(3)	Total Criticized loans are defined as loans with internally assigned risk ratings of 9, 10, or 11, regardless of performance, and include loans identified as Special Mention, Substandard, or Doubtful.

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	For the Quarter Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
SELECT FINANCIAL DATA - SUBSIDIARIES	2026	2026	2025	2026	2025

	(dollars in thousands)

TOTAL ASSETS
Quad City Bank and Trust (1)	$2,787,394	$3,105,984	$2,662,450
m2 Equipment Finance, LLC	130,764	155,889	242,722
Cedar Rapids Bank and Trust	2,880,251	2,848,359	2,664,293
Community State Bank	1,745,280	1,740,480	1,605,966
Guaranty Bank	2,377,330	2,418,895	2,365,944

TOTAL DEPOSITS
Quad City Bank and Trust (1)	$2,393,789	$2,726,530	$2,309,942
Cedar Rapids Bank and Trust	2,075,070	1,979,934	1,884,370
Community State Bank	1,263,222	1,313,221	1,272,296
Guaranty Bank	1,879,401	1,775,974	1,866,749

TOTAL LOANS & LEASES
Quad City Bank and Trust (1)	$1,895,840	$2,048,394	$2,032,168
m2 Equipment Finance, LLC	135,065	160,877	250,019
Cedar Rapids Bank and Trust	2,011,688	2,020,322	1,852,316
Community State Bank	1,291,151	1,317,469	1,206,735
Guaranty Bank	1,834,251	1,899,315	1,833,706

TOTAL LOANS & LEASES / TOTAL DEPOSITS
Quad City Bank and Trust (1)	79%	75%	88%
Cedar Rapids Bank and Trust	97%	102%	98%
Community State Bank	102%	100%	95%
Guaranty Bank	98%	107%	98%

TOTAL LOANS & LEASES / TOTAL ASSETS
Quad City Bank and Trust (1)	68%	66%	76%
Cedar Rapids Bank and Trust	70%	71%	70%
Community State Bank	74%	76%	75%
Guaranty Bank	77%	79%	78%

ACL ON LOANS/LEASES HELD FOR INVESTMENT AS A PERCENTAGE OF LOANS/LEASES HELD FOR INVESTMENT
Quad City Bank and Trust (1)	1.17%	1.30%	1.32%
m2 Equipment Finance, LLC	5.05%	4.96%	4.26%
Cedar Rapids Bank and Trust	1.19%	1.32%	1.35%
Community State Bank	1.00%	1.04%	1.09%
Guaranty Bank	1.53%	1.32%	1.29%

RETURN ON AVERAGE ASSETS (ANNUALIZED)
Quad City Bank and Trust (1)	1.59%	1.33%	1.24%	1.46%	1.28%
Cedar Rapids Bank and Trust	3.03%	2.49%	2.36%	2.75%	2.25%
Community State Bank	1.34%	1.36%	1.31%	1.34%	1.19%
Guaranty Bank	0.66%	1.24%	0.85%	0.95%	0.79%

NET INTEREST MARGIN PERCENTAGE (2)
Quad City Bank and Trust (1)	3.15%	3.24%	3.45%	3.19%	3.45%
Cedar Rapids Bank and Trust	3.99%	3.99%	3.99%	3.99%	4.00%
Community State Bank	3.91%	3.91%	3.87%	3.91%	3.83%
Guaranty Bank	3.27%	3.45%	3.11%	3.36%	3.08%

(1)

Quad City Bank and Trust amounts include m2 Equipment Finance, LLC, as this entity is wholly-owned and consolidated with the Bank. m2 Equipment Finance, LLC is also presented separately for certain (applicable) measurements.

(2)	Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% effective federal tax rate.

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
GAAP TO NON-GAAP RECONCILIATIONS	2026	2026	2025	2025	2025

	(dollars in thousands, except per share data)
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO (1)
Stockholders’ equity (GAAP)	$1,149,757	$1,122,464	$1,112,311	$1,086,915	$1,050,554
Less: Intangible assets	145,663	146,169	146,675	147,672	148,333
Tangible common equity (non-GAAP)	$1,004,094	$976,295	$965,636	$939,243	$902,221

Total assets (GAAP)	$9,520,643	$9,613,695	$9,498,194	$9,487,935	$9,179,767
Less: Intangible assets	145,663	146,169	146,675	147,672	148,333
Tangible assets (non-GAAP)	$9,374,980	$9,467,526	$9,351,519	$9,340,263	$9,031,434

Tangible common equity to tangible assets ratio (non-GAAP)	10.71%	10.31%	10.33%	10.06%	9.99%

TANGIBLE BOOK VALUE PER SHARE (1)

Tangible common equity (non-GAAP)	$1,004,094	$976,295	$965,636	$939,243	$902,221

Common shares outstanding	16,367,268	16,496,102	16,690,603	16,838,866	16,934,698

Tangible book value per common share (Non-GAAP)	$61.35	$59.18	$57.86	$55.78	$53.28

(1)	These metrics are non-GAAP financial measures. The Company's management believes that this measurement is important to many investors in the marketplace who are interested in changes period-to-period in common equity. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to stockholders' equity and total assets, which are the most directly comparable GAAP financial measures.

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

GAAP TO NON-GAAP RECONCILIATIONS	For the Quarter Ended					For the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
ADJUSTED NET INCOME (1)	2026	2026	2025	2025	2025	2026	2025

	(dollars in thousands, except per share data)
Net income (GAAP)	$36,251	$33,383	$35,664	$36,714	$29,019	$69,634	$54,816

Less non-core items (post-tax) (2):
Income:
Fair value loss on derivatives, net	(4)	(13)	(88)	(223)	(397)	(17)	(553)
Total adjusted income (non-GAAP)	$(4)	$(13)	$(88)	$(223)	$(397)	$(17)	$(553)

Expense:
Losses on debt extinguishment, net	—	—	1,551	—	—	—	—
Total adjusted expense (non-GAAP)	$—	$—	$1,551	$—	$—	$—	$—

Adjusted net income (non-GAAP) (1)	$36,255	$33,396	$37,303	$36,937	$29,416	$69,651	$55,369

ADJUSTED EARNINGS PER COMMON SHARE (1)

Adjusted net income (non-GAAP) (from above)	$36,255	$33,396	$37,303	$36,937	$29,416	$69,651	$55,369

Weighted average common shares outstanding	16,489,987	16,651,808	16,756,717	16,919,785	16,928,542	16,570,898	16,914,663
Weighted average common and common equivalent shares outstanding	16,569,815	16,741,541	16,858,672	17,015,730	17,006,282	16,655,678	17,010,136

Adjusted earnings per common share (non-GAAP):
Basic	$2.20	$2.01	$2.23	$2.18	$1.74	$4.20	$3.27
Diluted	$2.19	$1.99	$2.21	$2.17	$1.73	$4.18	$3.26

ADJUSTED RETURN ON AVERAGE ASSETS AND AVERAGE EQUITY (1)

Adjusted net income (non-GAAP) (from above)	$36,255	$33,396	$37,303	$36,937	$29,416	$69,651	$55,369

Average Assets	$9,581,171	$9,550,010	$9,758,848	$9,354,411	$9,155,473	$9,565,677	$9,085,843

Adjusted return on average assets (annualized) (non-GAAP)	1.51%	1.40%	1.53%	1.58%	1.29%	1.46%	1.22%
Adjusted return on average equity (annualized) (non-GAAP)	12.64%	11.76%	13.37%	13.73%	11.30%	12.20%	10.76%

NET INTEREST MARGIN TEY (3)

Net interest income (GAAP)	$67,916	$67,438	$68,354	$64,799	$62,082	$135,354	$122,068
Plus: Tax equivalent adjustment (4)	9,811	9,748	11,277	10,864	10,090	19,559	19,603
Net interest income - tax equivalent (non-GAAP)	$77,727	$77,186	$79,631	$75,663	$72,172	$154,913	$141,671

Average earning assets	$8,783,423	$8,737,152	$8,872,022	$8,575,514	$8,377,361	$8,760,416	$8,309,575

Net interest margin (GAAP)	3.10%	3.13%	3.06%	3.00%	2.97%	3.12%	2.95%
Net interest margin TEY (non-GAAP)	3.55%	3.58%	3.57%	3.51%	3.46%	3.56%	3.45%

EFFICIENCY RATIO (5)

Noninterest expense (GAAP)	$53,157	$52,125	$62,852	$56,587	$49,583	$105,282	$96,122

Net interest income (GAAP)	$67,916	$67,438	$68,354	$64,799	$62,082	$135,354	$122,068
Noninterest income (GAAP)	29,427	22,952	38,665	36,651	22,115	52,379	39,007
Total income	$97,343	$90,390	$107,019	$101,450	$84,197	$187,733	$161,075

Efficiency ratio (noninterest expense/total income) (non-GAAP)	54.61%	57.67%	58.73%	55.78%	58.89%	56.08%	59.68%
Adjusted efficiency ratio (adjusted noninterest expense/adjusted total income) (non-GAAP)	54.61%	57.66%	56.84%	55.62%	58.54%	56.07%	59.42%

(1)	Adjusted net income, adjusted earnings per common share, adjusted return on average assets and average equity are non-GAAP financial measures. The Company's management believes that these measurements are important to investors as they exclude non-core or non-recurring income and expense items, therefore, they provide a more realistic run-rate for future periods. In compliance with applicable rules of the SEC, these non-GAAP measures are reconciled to net income, which is the most directly comparable GAAP financial measure.
(2)	Adjusted or non-recurring items (post-tax) are calculated using an estimated effective federal tax rate of 21% with the exception of goodwill impairment which is not deductible for tax.
(3)	Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% effective federal tax rate.
(4)	Net interest margin TEY is a non-GAAP financial measure. The Company's management utilizes this measurement to take into account the tax benefit associated with certain loans and securities. It is also standard industry practice to measure net interest margin using tax-equivalent measures. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net interest income, which is the most directly comparable GAAP financial measure.
(5)	Efficiency ratio is a non-GAAP measure. The Company's management utilizes this ratio to compare to industry peers. The ratio is used to calculate overhead as a percentage of revenue. In compliance with the applicable rules of the SEC, this non-GAAP measure is reconciled to noninterest expense, net interest income and noninterest income, which are the most directly comparable GAAP financial measures.